===============================================================================

                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

===============================================================================

                                                        International Place
BROOKE GROUP LTD.                                       100 S.E. Second Street
                                                        Miami, Florida 33131


                                [FORM OF LETTER]


                                     [DATE]

VIA FEDERAL EXPRESS
-------------------


((Title)) ((First Name)) ((Last Name))
((Job Title))
((Company))
((Address))
((City)), ((State)) ((Postal Code))



                    Re: RJR Nabisco Consent Solicitation
                        --------------------------------

Dear ((Title)) ((Last Name)):

As you know, Brooke Group is soliciting consents from RJR Nabisco shareholders to support an immediate spinoff of the company's remaining 80.5% interest in Nabisco and to reinstate certain provisions of the company's Bylaws. We are currently on a roadshow visiting individually with RJR's largest institutional shareholders. We regret that we are unable to meet with you, however, we have enclosed our roadshow presentation to assist you in your decision-making process.

As you are aware, RJR Nabisco common stock has grossly underperformed all other tobacco stocks and the overall market since its IPO in 1991. We believe that separating RJR tobacco and Nabisco through an immediate spinoff of Nabisco will enhance the performance of both companies and increase the value of your investment. As outlined in our solicitation materials and the enclosed presentation materials, we believe management's arguments against an immediate spinoff are entirely without merit. Seize this opportunity to send a message to the RJR Nabisco Board that you want a spinoff of Nabisco now.

We strongly urge you to vote in favor of our consent proposals. Please remember that you must sign, date and deliver a BLUE CONSENT CARD by February 15, 1996 to assure that your vote is counted. If the BLUE CONSENT CARD is not returned, you will have effectively voted against an immediate spinoff.

If you have questions or need more information about Brooke's consent solicitation, please feel free to call me, Andrew Balog or Michael Wainstein at
(212) 826-2800.


                                           Sincerely,



                                           MARC N. BELL